UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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FAR EAST ENERGY CORPORATION

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The following presentation was prepared by Far East Energy Corporation.

Far East Energy Corporation (“FEEC”) Presentation to Institutional Shareholder Services November 30, 2006

Cautionary Statements
• Far East Energy is scheduled to hold its 2006 annual meeting of stockholders on December 15, 2006, and filed a definitive proxy statement with the Securities and Exchange Commission in connection with the meeting. Our stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card and any other relevant documents filed with the Securities and Exchange Commission because they contain important information.
Stockholders will be able to obtain the proxy statement as well as any amendments or supplements to the proxy statement and any other documents that we file with the Securities and Exchange Commission for free on the Securities and Exchange Commission’s website. Their website is located at
www.sec.gov.
Copies of the proxy statement and any
amendments and supplements to the proxy statement will also be available for free at our website at
www.fareastenergy.com
or by writing to the Secretary of Far East Energy, 400 N. Sam Houston Parkway East, Suite
205, Houston, Texas 77060. You can also request copies of the proxy materials, as they become available, from our proxy solicitor, Innisfree M&A Incorporated. Their toll-free number is 1-877-456-3442 or for international calls +412-232-
3651.
• Statements contained in this presentation that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Far East Energy Corporation and its management are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of
1934, as amended. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the preliminary nature of well data, including permeability and gas content, and commercial viability of the wells; risk and uncertainties associated with exploration, development and production of oil and gas; drilling and production risks; our lack of operating history; limited and potentially inadequate cash resources;
expropriation and other risks associated with foreign operations; anticipated pipeline construction and transportation of gas; matters affecting the oil and gas industry generally; lack of availability of oil and gas field goods and services;
environmental risks; changes in laws or regulations affecting our operations, as well as other risks described in our
Annual Report on Form 10-K, Quarterly Reports filed on Form 10-Q, and subsequent filings with the Securities and
Exchange Commission.
• Note to Investors:
This presentation contains  information about adjacent properties on which we have no right to explore.  U.S. investors are cautioned that petroleum/mineral deposits on adjacent properties are not necessarily indicative of such deposits on our properties.

Far East Energy Corporation
• Third largest coalbed methane acreage holder in
China with over 1.3 million acres
• Drilling program designed to maximize potential
production as quickly as possible
• Highly experienced and qualified Board nominees
and management team committed to delivering on
drilling program and producing stockholder value

•
Approximately 1.3 million acres (5,250 km²) in China’s coal rich Shanxi
Province and Yunnan Province
• Situated near the two major national pipelines running to Beijing and
Shanghai
• Shanxi Provincial government’s commitment to 1,080-mile pipeline network, a portion of which has been constructed
• Seasoned management team with extensive gas industry,
international, and China-specific experience
• Sustained growth in the Chinese gas market provides compelling economics for locally sourced CBM
Overview

CBM receives favorable royalty treatment
Market price vs. government established price
Reported average of $6.65 per Mcf, with a higher range of prices for residential, commercial and industrial terminals
Pipeline tariff approximately $1.60 Mcf per 600 miles (1,000 kilometers)
Potentially higher prices for LNG, if necessary or available
Strong profit potential after deducting lifting cost, tariff and taxes
Shanxi project is located near national and intra-province pipelines
Shouyang Block – Shanjing II Pipeline to Beijing
Qinnan Block - West-East Pipeline to Shanghai
Shanxi Provincial government has recently constructed a portion of a planned 1,080-mile long intra-province pipeline network
China Macro Gas Markets

Far East Energy

CHINA
Shanxi Map Area
Yunnan Map Area
Beijing
Tianjin
Bohai Bay
Nei Mongol
ORDOS BASIN
Shanxi
Shanjing II
Hebei
Yulin
Taiyuan
Shouyang Block
Ningxia
Jinan
Shaanxi
QINSHUI BASIN
Shandong
Qinnan Block
Gansu
Henan
CHINA
Zhengzhou
Jiangsu
West-East Pipeline
Xian
Anhui
0 100 Km
to Shanghai
Hubei
Sichuan

6 Source: Oil and Gas Investor Shanxi Province

Far East Energy

Shanjing II
Hebei
Taiyuan
Shouyang Block
Jinan
QINSHUI
BASIN
Qinnan Block

Shanxi Project
FEEC
Drilling and
Dewatering
Activities
Source: Oil and Gas Investor
• 1,057,638 Acres (4,280
km²)
• National and intra-province
pipelines in close proximity
• 66.5% participating interest
potential
• Wells HZ01, HZ02, HZ03
and HZ04 in Shouyang
Block

Far East Energy

Shanxi Pipeline Planning Map

Shanjing I
Shanjing II
W-E Pipeline
Shouyang
Taiyuan
Yangquan
SY
QN
Changzhi
Linfen
Jincheng
1st, 2nd, 3rd stage pipelines

远东能源公司

Shanxi Intra-Provincial Pipeline
Planning Map
• Shanxi Intra-Provincial
Pipeline connecting FEEC
acreage to major
pipelines and
metropolitan areas in
Shanxi Province.
• SY represents FEEC’s
Shouyang Block
• QN represents FEEC’s
Qinnan Block
Source:  Natural Gas Corporation of Shanxi Province

Uncommonly High Perm and Gas
• With our first horizontal wells, we believe we have discovered an uncommon combination of high permeability/high gas content.
• High permeability in conjunction with high gas content and sufficient pressure generally results in higher gas production rates sustainable over a longer period of time.
• High permeability allows gas to move with greater ease through coal, from greater distances to the well, and can result in prolific wells similar to those in America’s San Juan Basin or Australia’s
Fairview Field.
• High permeability, however, also means that water can move to the well from greater distances and it will take longer to dewater.

High Perm/Gas = Higher Production
Sustainable Over Longer Period
• The key to making high permeability work to our advantage and to achieving maximum production at the earliest possible date is to drill a pattern of additional wells in the area of our first wells as rapidly as possible.
• Australia’s Fairview Field, which is known in the industry to be a very productive field for CBM production, may be a good analog to what we have discovered in our Shouyang Area.  The Fairview
Field’s wells were steadily drilled in a pattern around the first wells, which resulted in enhanced dewatering and wells that
initially came in at a slower rate and in lower amounts because of a lengthier dewatering period, steadily ramped up to high rates sustained over many years.  Of course, until we achieve
sustained production from our wells, we cannot be sure if the performance of our wells will mirror that of the Fairview Field.

Far East Energy

414,000 MTR
416,000 MTR
418,000 MTR
420,000 MTR
13H
15H
17H
16H
16V
17V
14H
12H
5H
5V
7H
7V
9H
10H
11H
10V
11V
12V
8V

11 Conceptual Downdip Drilling Plan Conceptual downdip drilling plan in the region of FCC HZ-01H

Resource Comparison
How does the Company’s Shanxi acreage compare with select U.S.
CBM Basins?
San Juan Black Warrior Raton
Shanxi Acreage
Coal Gas Content (Scf/ton) * 400-500 400-500 300-500 400-800
Coal Thickness: Typical net coal (feet) * 40 5 20 25-30
Pressure (psi) * 1500 400 400 450
Permeability (md) * 25 25 25 20-100
Source: Data on U.S. Basins from * John P. Seidle, Sproule Associates, Inc. Coalbed Methane of North America and ** Gas Research Institute
Finding: preliminary technical data suggests that the Company’s
Shanxi acreage compares well to these U.S. CBM plays.

The Strategic Drilling Development
Plan
• Our development plan concentrates drilling in areas believed to have potential for high gas production; drilling rapidly in those areas to build sufficient production to achieve significant sales.
• Due to high gas content with high permeability in the area of our first wells in Shouyang, we will drill the next three wells in that area to build a pattern for earliest possible maximum potential production. The area is well located, with one line of the Shanxi Provincial Pipeline system planned to cross the location of our wells.
• Drill an exploratory well in Qinnan, and if good results, then further wells would be drilled nearby in order to dewater and create another production block, in keeping with our basic development plan.  Drill the obligation well required in our Yunnan acreage.
• Working to arrange potential gas off-take with multiple possibilities, including national trunk-lines, Shanxi Provincial Pipeline, various local distribution companies, and direct end-users.  Competition among buyers will be advantageous.

Financing the Strategic Drilling
Development Plan
• We continually evaluate and update our cash projections of funds necessary to accomplish the capital commitments and the drilling operations plan.
• We completed a common stock placement resulting in
approximately $17 million of gross proceeds with net proceeds of
$16.65 million after commissions and fees of effectively 1.9%. It was completed at a discount to market price at the time of pricing of only 1.6% with no warrants attached.
• The financing was part of our Board’s capital raising plan that began in the early summer of 2006.
• This additional capital is intended to finance the drilling of additional wells near the promising area of our Shouyang Block, as well as the drilling of wells required to retain our acreage position in the Qinnan Block of the Shanxi Province and in the
Yunnan Province.
• Delay in funding would have jeopardized ability to maintain dewatering momentum and substantially delayed the potential for commercial  production of gas in the Shouyang Block.

Far East Energy - The Right Team
in Place to Deliver Results
• Our extremely qualified director nominees have over 170
years of combined energy experience.
• Possess critical management experience in the energy field ranging from the highest levels of major oil and gas
companies to senior energy policy making roles in the US
government.
• Have delivered results on hundreds of major energy projects and initiatives and have extensive relationships in China.
• Five of our Six Nominees, including the Chairman of the
Board, are independent of management.
• The Sixth nominee is our CEO.

Nominees
John C. Mihm,
Chairman,
retired Senior Vice President ConocoPhillips
Michael R.
McElwrath,
CEO and President
Donald A.
Juckett,
retired US Department of Energy, established US-China Oil & Gas Industry Forum
Randall D.
Keys,
Financial Consultant and former CFO of BPZ Energy, Inc., TransMeridian Exploration, Inc.
C.P.
Chiang,
retired China Project Manager/Country Manager - China, Burlington Resources.
Thomas E.
Williams,
President - Maurer Technology, and Vice President - Research & Business
Development  of Noble Technology Services Division, both Noble Corporation subsidiaries
Management
Michael R. McElwrath, Chief Executive Officer, President and Director
formerly Acting Assistant Secretary of Energy; Director National Institute Petroleum & Energy Research
Bruce N. Huff, Chief Financial Officer, Secretary and Treasurer
formerly President and Chief Operating Officer of Harken Energy
Garry Ward, Senior Vice President - Engineering
Dr. Zhendong “Alex” Yang, Senior Vice President – Exploration and Production
Jeffrey R. Brown, President – Far East Energy (Bermuda) Ltd.
Technical Advisors
Don
Gunther,
former Vice Chairman Bechtel Group
Ken
Ancell,
former Executive Vice President - Tipperary, Principal - Fairchild Ancell & Wells, (renowned CBM expert)
Nominees and Management

Line Management
Jeff Brown, President, Far East Energy (Bermuda),
Ltd.
-
former China Asset
Manager - Kerr-McGee
Garry Ward, Senior Vice President - Engineering
–
former Reservoir Manager - 3TEC
Energy; Vice President - Engineering and Production - Floyd Oil; CBM development in
San Juan and Powder River Basins
Dr. Alex Yang, Senior Vice President – Exploration & Production -
Pioneer in CBM in China;
former Chief Geologist - Amoco/Arco/BP on CBM projects in Ordos and Qinshui Basins, China
Bob Berry, Drilling Manager
–
former Country Manager Kazakhstan and Russia (coalbed methane) and
Uzbekistan, also Drilling Manager – Chengdu, China - China Tight Gas Sand Project – Enron Global
Exploration
Field Operations, Planning and Marketing (Consultants)
Ken Ancell
–
one of world’s leading CBM reservoir engineers, SPE Distinguished Lecturer for CBM
Jay Smith
– former Director Strategic Planning BP North America; Manager Drilling Technology Sohio
Brian Weatherl
–
former CBM Production Manager - Williams Exploration & Production Company
David Lue
– former Director International Business Development - Duke Energy; Project Director for
China’s West-East Pipeline; 35-plus years pipeline engineering/gas sales/international business development
Bill Rehm
–
one of world’s leading authorities on under-balanced horizontal drilling
Will Rogers
–
Senior Drilling Representative, Texaco/Chevron - China; multiple CBM exploration wells
Exceptional Technical Operations
Team

The Sofaer Group – The Facts
• The Sofaer Group is trying to seize control of the
Board without paying for it.
– They are seeking 66% of the Board even though they
own less than 15% of the outstanding stock.
– They have no concrete business plan, no track record in
energy and no management team to direct the drilling
and production necessary to  build real stockholder
value.

The Sofaer Group’s Plan – Vague
Generalities
• In contrast to FEEC’s Strategic Drilling
Development Plan, the Sofaer Group’s “Plan”
consists of a string of generalities.
They do not have:
– A detailed business plan
– A transition plan describing how change in control of
FEEC would be effected if their nominees are elected
– A qualified and credible new management team.

Sofaer’s Nominees – No Financial
Expert, Not Independent
• None of the Sofaer Group’s nominees qualify as an
SEC Audit Committee Financial Expert, according
to questionnaires they filled out  as part of the
nominating process.
• Three of Sofaer’s four nominees have received
fees, directly or indirectly, from FEEC calling into
question their independence under the listing
standards chosen by FEEC in accordance with
SEC reporting requirements.

The Sofaer Group – Self Interest,
Not Stockholder Interest
Sofaer has not told stockholders the entire story about the
“death spiral” financing proposal they offered FEEC last
year.
Here is what they neglected to mention:
• The terms included a promissory note that Sofaer could convert at potentially very high discounts (up to 50%) to the market price of our common stock.
• The proposal could have allowed Sofaer to convert a short-term promissory note into a controlling interest in Far East at a very significant discount.
• Not only did the conversion terms of the note include a significant number of warrants (40% of the shares to be issued upon conversion of the note) that would have been highly dilutive, the proposed financing included a commission of up to 7% (appropriately called a “set-up” fee) and an additional 2.5 million warrants at the time of funding, assuming a funding of $10 million.
In other words, the Sofaer Group could have made millions on their proposed deal and could have had the potential to take control of Far East at a fraction of its market value.

The Sofaer Group – Self Interest,
Not Stockholder Interest
The Sofaer Group is not looking out for the interests
of ALL stockholders, only themselves, in our view.
• Sofaer’s actions prevented Far East from using the opportunity to raise money at the height of the market for our stock last spring.
• In fact, the Sofaer Group agreed to allow Far East to proceed with other financing initiatives months after that opportunity passed, but only if Far East agreed to, among other things pay them additional money in the form of advisory fees for the contemplated financing initiatives completed by Far East.
We believe these are the actions of a self-interested
hedge fund that cares only for their quick profit at
the expense of other stockholders.

400 N. Sam Houston Parkway Suite 205 Houston, Texas 77060 Main Number: 832-598-0470 www.VoteFarEastEnergy.com OTCBB: FEEC

Far East Energy

Type	Number of Shanxi Wells
Location data	1,015
Tops and thickness data	814
Production data	6

远东能源公司

Appendix – ConocoPhillips Shanxi
Data
Shanxi Analysis
• Significant amount of well data available
• Ash content, isotherm data, and gas content measurements for several wells in the region
• Three seismic profiles analyzed for each block covering areas of no well control
• Three main coal seams identified and evaluated:
– Coals 3, 9, and 15 have substantial thickness in both blocks
– Coals are laterally continuous and are of high grade
– Coals capable of holding large volumes of gas
• Total number of acres analyzed was 489,000
Source: ConocoPhillips

• Location data for over 850 wells in Qinnan area; 165 wells in Shouyang area
• Tops and thickness data for 678 wells in Qinnan area; 136 wells in Shouyang area
Shouyang wells clustered in north part of block; Qinnan wells clustered in east part of block
• Ash content, isotherm data, and gas content measurements for several wells in the region
• Production data for 3 wells in Qinnan area and 3 wells in Shouyang block
• Three seismic profiles were available for each block covering areas of no well control
• Topographic control grid
• Qinshui Basin boundary and outcrop pattern of coal seams
Appendix – Shanxi Project

• Geologic evaluation has identified three prospective areas within the Shouyang and
Qinnan Blocks from 900-3000 ft (300 to 1000 meters)  in depth
Shouyang North Area 204,335 acres total (827 Km²);  82,710 acres (334 Km²) within well control area
Qinnan East Area 113,904 acres total (461 Km²);  53,431 acres (216 Km²) within well control area
Qinnan West Area 171,103 acres (692 Km²) total
• Three main coal seams have been identified and evaluated
Coals 3, 9, and 15 have substantial thickness in both blocks
Coals are laterally continuous and are of high grade
Semi-anthracite rank makes the coals capable of holding large volumes of gas
Coals are well-cleated and have good permeability
Coals demonstrate high desorption rates
• Other less continuous coals within the section offer additional potential not captured in this evaluation
Appendix – Shanxi Project

Contract Area: 1,057,000 acres (4,280 Km²)
Participating Interests:
Exploration:  Far East Energy 100%
Development: COP has a 3.5% ORRI*
Far East 70%-100% costs and
66.5%-96.5% of production
COP 3.5% ORRI
CUCBM 0%-30% WI**
*   ConocoPhillips (COP) has elected a 3.5% ORRI (out of FEEC interest) at end of Phase II
** China United Coalbed Methane Corp Ltd. (CUCBM) has the right to participate in any development with up to 30% participating interest
Appendix – Shanxi Project

Far East Energy

TIBET
SICHUAN BASIN
Gansu
Sichuan
CHINA
Guizhou
Yunnan
CHUXIONG BASIN
Enhong
NANPANJIANG BASIN
Kunming
Laochang
Guangxi
0 100 Km
0 100 Miles
MYANMAR
LAOS
VIETNAM
Shanxi Map Area
CHINA
Yunnan Map Area

Appendix – Yunnan Projects at a
Glance
• Two large CBM projects
• 159,000 - 265,000 net acres
• Partners with CUCBM
• E&P costs reimbursed to
FEEC from initial production
revenues
Source: Oil and Gas Investor